Exhibit 4.6

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS CONVERTIBLE PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

MRI INTERVENTIONS, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE DUE 2013

US$______________	___________, 2011

FOR VALUE RECEIVED, the undersigned, MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of                     , a                     , or its assigns (collectively, the “Holder”), the principal amount of                      Dollars (US $                    ), together with any accrued and unpaid interest thereon as described herein.

1. Definitions. In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated:

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Memphis, Tennessee are required to be closed.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Continuing Company” means the public company that continues following the closing of a Reverse Merger.

“IPO” means the initial underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act.

“IPO Conversion Price” means sixty percent (60%) of the per share public offering price of the Company’s Common Stock in its IPO.

“Person” means any individual or entity.

“Qualified Financing” means a financing transaction that occurs after a Reverse Merger in which the Continuing Company issues shares of its capital stock in exchange for cash proceeds, if such transaction provides gross proceeds to the Continuing Company of at least $5,000,000.

“Qualified Financing Conversion Price” means sixty percent (60%) of the per share price paid by investors in the Qualified Financing for a share of Qualified Financing Stock.

“Qualified Financing Stock” means shares of the Continuing Company’s capital stock issued in a Qualified Financing.

“Reverse Merger” means a business combination transaction involving the Company and a public company (which could include, but is not limited to, a public shell) after which the public company continues and survives but less than a majority of the combined voting power of the then-outstanding securities of such public company immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of directors of the public company immediately prior to such transaction.

“Reverse Merger Conversion Price” means a conversion price per share determined prior to the closing of a Reverse Merger in accordance with the next sentence. In the event of a pending Reverse Merger, the Company and the Holder will work together in good faith to establish an equitable conversion price per share that effectively represents a forty percent (40%) discount factor.

2. Principal Amount. The principal amount represented by this Convertible Promissory Note (this “Note”) is                      Dollars (US$                ).

3. Interest. The unpaid principal balance from time to time outstanding hereunder shall bear interest from the date hereof until paid in full at a fixed rate of fifteen percent (15.0%) per annum. Interest will accrue on this Note from its original issuance date on the basis of a 360-day year consisting of twelve 30 day months.

4. Payment of Principal and Interest. Subject to earlier payment or conversion as provided for elsewhere in this Note, the Company shall pay to the Holder the entire unpaid principal amount and all unpaid accrued interest under this Note in full on                 , 2013 (the “Maturity Date”). Principal and interest due hereunder shall be paid in lawful money of the United States of America in immediately available federal funds or the equivalent at the address of the Holder set forth in Section 6 below or at such other address as the Holder may designate. All payments made hereunder shall first be applied to interest then due and payable, and any excess payment shall then be applied to reduce the principal amount. Upon payment in full of all principal and interest payable hereunder, the Holder shall surrender this Note to the Company for cancellation.

5. Conversion of Note.

(a) Conversion upon IPO. Simultaneous with the closing of an IPO, the entire outstanding principal amount of this Note and all accrued interest then outstanding shall automatically be converted into shares of Common Stock. The number of shares of Common Stock issuable upon a conversion pursuant to this Section 5(a) shall equal (i) the sum of the outstanding principal amount of this Note and all accrued interest then outstanding, divided by (ii) the IPO Conversion Price.

(b) Conversion with Reverse Merger. Provided the Company and the Holder reach agreement as to the Reverse Merger Conversion Price, the entire outstanding principal amount of this Note and all accrued interest then outstanding shall be converted into shares of Common Stock in connection with (and prior to the closing of) a Reverse Merger. The number of shares of Common Stock issuable upon a conversion pursuant to this Section 5(a) shall equal (i) the sum of the outstanding principal amount of this Note and all accrued interest then outstanding, divided by (ii) the Reverse Merger Conversion Price. Unless an earlier conversion date is agreed between the Company and the Holder, a conversion under this Section 5(b) shall be deemed effective as of the day immediately preceding the closing date of the Reverse Merger. In the absence of agreement between the Company and the Holder as to the Reverse Merger Conversion Price, this Note shall not convert pursuant to this Section 5(b).

(c) Conversion upon Qualified Financing. Subject to earlier conversion in connection with a Reverse Merger, simultaneous with the closing of a Qualified Financing, the entire outstanding principal amount of this Note and all accrued interest then outstanding shall automatically be converted into shares of Qualified Financing Stock. The number of shares of Qualified Financing Stock issuable upon a conversion pursuant to this Section 5(c) shall equal (i) the sum of the outstanding principal amount of this Note and all accrued interest then outstanding, divided by (ii) the Qualified Financing Conversion Price.

(d) Reservation of Shares. The number of shares issuable and deliverable upon the conversion of this entire Note shall be reserved and kept available out of authorized but unissued and otherwise unreserved capital stock, solely for the purpose of issuance as required hereunder, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. All shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

(e) Mechanics of Conversion. As soon as practicable upon conversion of this Note, (i) a certificate for the shares issuable upon such conversion, with such restrictive legends as are appropriate under the circumstances, shall be issued and delivered to or upon the written order of the Holder in such name or names as the Holder may designate, and (ii) the Holder shall surrender this Note for cancellation. The Holder, or any Person so designated by the Holder to receive shares, shall be deemed to have become holder of record of such shares as of the conversion date.

(f) No Fractional Shares. No fractional shares shall be issued upon any conversion of this Note. If any fraction of a share would, except for the provisions of this Section 5(f), be issuable upon conversion of this Note, the number of shares to be issued will be rounded up to the nearest whole share.

6. Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company:	MRI Interventions, Inc.
Attention: Vice President, Business Affairs
One Commerce Square, Ste 2550
Memphis TN 38103
Facsimile: (901) 522-9400

if to the Holder:

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 6 shall be effective upon the earlier of: (i) if mailed, seven Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

7. Default and Remedies.

(a) An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(i) If the Company shall fail to make when due the payment of the principal amount or interest as required by this Note, whether at the due date thereof or by acceleration thereof or otherwise; or

(ii) The commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company or other similar law of any jurisdiction, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement.

(b) Upon and during the continuation of an Event of Default, the Holder may declare the outstanding principal amount, and all accrued and unpaid interest on the principal amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

8. Assignability. Neither party may assign this Note without the prior consent of the other party. No such assignment shall constitute a novation or release of the Company of the obligations hereof or from any liability to the Holder.

9. Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

10. Miscellaneous.

(a) Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b) Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles of any jurisdiction to the contrary.

(d) The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(e) The Holder, by acceptance of this Note, hereby represents and warrants that (i) the Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) the Holder has been offered the opportunity to obtain information from the Company, to verify the accuracy of the information received by it and to evaluate the merits and risks of its investment in the Company, and to ask questions of and receive satisfactory answers concerning the terms and conditions of its investment in the Company, and (iii) the Holder has acquired this Note for investment only and not for resale or distribution. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note or shares of Common Stock issuable upon conversion of this Note under the Securities Act or applicable state securities laws.

(f) The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(g) In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(h) No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(i) It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(j) The Company may not prepay this Note, in whole or in part, without the prior written consent of the Holder.

(k) This Note may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same Note.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first above written.

MRI INTERVENTIONS, INC.

By:
Printed:
Title:

AGREED TO AND ACCEPTED BY:

_________________________

By:
Printed:
Title:

AMENDMENT TO

UNSECURED CONVERTIBLE PROMISSORY NOTE DUE 2013

THIS AMENDMENT TO UNSECURED CONVERTIBLE PROMISSORY NOTE DUE 2013 (this “Amendment”) is made and entered into as of December     , 2011, by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”) and [                                ] (the “Holder”).

WHEREAS, the Company issued to the Holder that certain Unsecured Convertible Promissory Note Due 2013 in the original principal amount of $[                ], dated as of [                        ], 2011 (the “Note”); and

WHEREAS, the Company and the Holder desire to amend the Note to allow and provide for certain matters all as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Note, as amended hereby.

2. Amendment to Section 1. Section 1 of the Note (Definitions) is hereby amended by adding the following definition for the term “Form 10 Conversion Price”:

“Form 10 Conversion Price” means $0.60 per share.

3. Amendment to Section 5. Section 5 of the Note (Conversion of Note) is hereby amended by adding the following new Section 5(g):

(g) Conversion Upon Common Stock Registration. Upon the effective date of a Form 10 or other registration statement pursuant to which the Common Stock is registered as a class of securities under the Securities Exchange Act of 1934, as amended, the entire outstanding principal amount hereunder, together with all accrued but unpaid interest, shall automatically be converted into Common Stock. The number of shares of Common Stock issuable upon a conversion pursuant to this Section 5(g) shall equal the outstanding principal amount of this Note and all accrued but unpaid interest thereon divided by the Form 10 Conversion Price.

4. Miscellaneous. The Note and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Note as amended hereby, are hereby amended so that any reference in such documents to the Note shall mean a reference to the Note, as amended hereby. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Note and except as expressly modified and superseded by this Amendment, the terms and provisions of the Note are ratified and confirmed and shall continue in full force and effect.

[The next page is the signature page]

1

IN WITNESS WHEREOF, the Company and the Holder have caused this Amendment to be executed and delivered effective as of the day and year first written above.

THE COMPANY:

MRI INTERVENTIONS, INC.

By:
Name:
Title:

THE HOLDER:

Print name of the Holder

Signature

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